UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2022

SPRINGBIG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 260
Boca Raton, Florida, 33487
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	SBIG	The Nasdaq Global Market

Warrants, each exercisable for one share of Common Stock, at an exercise price of $11.50 per share	SBIGW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 30, 2022, SpringBig Holdings, Inc. announced certain cost reduction initiatives including certain workforce reductions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated November 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

November 30, 2022	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer

springbig Announces Cost Reduction Actions to Accelerate Path to Profitability and Strengthen Financial Profile

Boca Raton, Fla. -- November 30, 2022 -- SpringBig Holdings, Inc. (“springbig” or the “Company”) (NASDAQ: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, today announced that the company is undertaking a series of initiatives to reduce costs and drive efficiency in order to accelerate its path to profitability. These cost-cutting measures will allow the company to prioritize growth opportunities, right-size its expense structure and preserve capital while strengthening its financial position.

“Our focus remains on consistent execution and expanding the reach of the springbig platform, while optimizing our organization to deliver profitable growth. We believe that the steps we are announcing today will produce an annual operating expense run rate in 2023 that is expected to be approximately 21% less than annualized operating expenses incurred for the nine months ended September 30, 2022, shortening the timeline to our goal of positive EBITDA during 2023, and we continue to expect an acceleration in revenue next year.” said Jeffrey Harris, CEO and Chairman of springbig.

As part of the initiatives announced today, Springbig has announced a workforce reduction of 37 positions, or 23% of the company’s headcount through a combination of layoffs and attrition to ensure its long-term health. The company expects a one-time cash restructuring charge for the layoffs of approximately $0.2 million in Q4 of 2022.

Harris added, “We greatly value the collaborative efforts of our talented colleagues responsible for building springbig into the platform it is today, and I want to thank all of our employees for their focus and dedication through this process”.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described under “Risk Factors” ’of the registration statement on Form S-4, the proxy statement/prospectus relating to the business combination, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2022, and in the Company’s Form 10-Q for the period ended September 30, 2022 filed with the SEC on November 14, 2022, and other documents filed by the Company from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Investor Relations Contact
Ryan Flanagan
ICR Strategic Communications & Advisory
ir@springbig.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com